                             TERRA INDUSTRIES INC.
                             LIST OF SUBSIDIARIES
                                 March 1, 1995


                                                    Percentage      Percentage
Name of Company                                     Held by TRA     Held by Sub        Jurisdiction
- ---------------                                     -----------     -----------        ------------
I.    El Rancho Rock & Sand, Inc.                       100.0                           California
II.   Hudson Holdings Corporation                       100.0                           Delaware
III.  Hudson Bay Gold Inc.                              100.0                           Canada
IV.   Inspiration Coal Inc.                             100.0                           Delaware
V.    Inspiration Coal Development Company              100.0                           Delaware
      which owns
      A.  Ashland Mining Corporation                                    100.0           W. Virginia
      B.  Briarwood Mining Inc.                                         100.0           Virginia
      C.  Plateau Fuels, Inc.                                           100.0           Kentucky
      D.  Southern Floyd Coal, Inc.                                     100.0           Kentucky
VI.   Inspiration Consolidated Copper Company                           100.0           Maine
      which owns
      A.  Black Pine Mining Company                                     100.0           Montana
      B.  Inspiration Development Company                               100.0           Delaware
VII.  Inspiration Gold Incorporated                     100.0                           Delaware
VIII. Terra Capital Holdings, Inc.                      100.0                           Delaware
      which owns
      A. Terra Capital, Inc.                                            100.0           Delaware
         which owns
         1. Terra Methanol Corporation                                  100.0           Delaware
         2. Terra International, Inc.                                   100.0           Delaware
            which owns
            a. Farmbelt Chemicals, Inc.                                 100.0           Delaware
            b. Farmers Agricultural Credit Corporation                  100.0           Iowa
            c. Northern Agricultural Credit Corporation                 100.0           Minnesota
            d. Riverside/Terra Corporation                              100.0           Delaware
            e. Terra International (Oklahoma) Inc.                      100.0           Delaware

                             TERRA INDUSTRIES INC.
                             LIST OF SUBSIDIARIES
                                 MARCH 1, 1995



                           PERCENTAGE                            PERCENTAGE
NAME OF COMPANY            HELD BY TRA                           HELD BY SUB                 JURISDICTION
- ---------------            -----------                           -----------                 ------------

  A.    Terra Capital, Inc. (continued)
  -------------------------------------
        2.    Terra International, Inc. (continued)
        -------------------------------------------
              f.  Terra Real Estate Corporation                   100.0                        Iowa
              g.  Terra Real Estate Development Corporation       100.0                        Iowa
              h.  Terra Express, Inc.                             100.0                        Delaware
              i.  Terra Express of Oklahoma, Inc.                 100.0                        Oklahoma
              j.  Terra International (Canada) Inc.               100.0                        Ontario, Canada
                  which owns
                  ----------
                  1.   Belmont Farm Supply Inc.                    50.0                        Federal
                  2.   Bluewater Agromart Limited                  50.0                        Ontario
                  3.   Brussels Agromart Ltd.                      50.0                        Ontario
                  4.   Cardinal Farm Supply Limited                50.0                        Ontario
                  5.   Fingal Farm Supply Limited                  50.0                        Ontario
                  6.   Grand Falls Agromart Ltd.                   50.0                        Federal
                  7.   Hartland Agromart Ltd.                      50.0                        Federal
                  8.   Harvex Agromart Inc.                        50.0                        Ontario
                  9.   Hoegy's Farm Supply Limited                 50.0                        Ontario
                  10.  Lakeside Grain & Feed Limited               50.0                        Ontario
                  11.  Macroblend Limited                          50.0                        Ontario
                  12.  Maple Farm Supply Limited                   50.0                        Ontario
                  13.  Max Underhill's Farm Supply Limited         50.0                        Ontario
                  14.  Munro Agromart Ltd.                         50.0                        Ontario
                  15.  Oakwood Agromart Ltd.                       50.0                        Ontario
                  16.  Oxford Agropro Ltd.                         50.0                        Ontario
                  17.  Scotland Agromart Ltd.                      50.0                        Ontario
                  18.  Setterington's Fertilizer Service Limited   50.0                        Ontario
                  19.  Sprucedale Agromart Limited                 50.0                        Ontario
                  20.  Tri-County Agromart Ltd.                    50.0                        Ontario

                             TERRA INDUSTRIES INC.
                             LIST OF SUBSIDIARIES
                                 MARCH 1, 1995



                           PERCENTAGE                            PERCENTAGE
NAME OF COMPANY            HELD BY TRA                           HELD BY SUB                 JURISDICTION
- ---------------            -----------                           -----------                 ------------

  A.    Terra Capital, Inc. (continued)
  -------------------------------------
        2.    Terra International, Inc. (continued)
        -------------------------------------------
              k.  ILI Lone Star, Inc.                             100.0                        Delaware
              l.  Royster-Clark, Inc.                              34.14                       Delaware

        3.    BMC Holdings, Inc.                                  100.0                        Delaware
              which owns
              ----------
              a.  Beaumont Methanol, Limited Partnership/1/        99.0                        Delaware

        4.    Terra Nitrogen Corporation                          100.0                        Delaware
              which owns
              ----------
              a.  Terra Nitrogen Company, L.P./2/                  60.2                        Delaware
                  which owns
                  ----------
                  1.   Terra Nitrogen, Limited Partnership/3/      99.0                        Delaware



- -------------------------
/1/Terra Methanol Corporation is 1% General Partner.
/2/Terra Nitrogen Corporation's interest includes 1.0101% as General Partner. /3/Terra Nitrogen Corporation is 1% General Partner.